Exhibit 4.8

Execution Version

FIFTH AMENDMENT

TO

AMENDED, RESTATED AND CONSOLIDATED

REVOLVING CREDIT AGREEMENT

DATED AS OF JANUARY 22, 2020

AMONG

DIVERSIFIED GAS & OIL CORPORATION,

AS BORROWER,

THE GUARANTORS PARTY HERETO,

KEYBANK NATIONAL ASSOCIATION,

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

FIFTH AMENDMENT TO AMENDED, RESTATED AND

CONSOLIDATED REVOLVING CREDIT AGREEMENT

This Fifth Amendment to Amended, Restated and Consolidated Revolving Credit Agreement (this “Fifth Amendment”) dated as of January 22, 2020, is among Diversified Gas & Oil Corporation, a Delaware corporation (the “Borrower”), each of the undersigned guarantors (the “Guarantor”), each Lender (as defined below) party hereto, and KeyBank National Association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

RECITALS

A.             The Borrower, the Administrative Agent and the banks and other financial institutions from time to time party thereto (together with their respective successors and assigns in such capacity, each a “Lender”) have entered into that certain Amended, Restated and Consolidated Revolving Credit Agreement dated as of December 7, 2018, as amended by that certain First Amendment dated as of April 18, 2019, that certain Second Amendment dated as of June 28, 2019, that certain Third Amendment dated as of November 13, 2019, and that certain Fourth Amendment dated as of January 9, 2020 (as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”).

B.             The Borrower has requested and the Lenders signatory hereto and the Administrative Agent have agreed to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Fifth Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.       Definitions. Unless otherwise defined in this Fifth Amendment, each capitalized term used in this Fifth Amendment has the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Fifth Amendment refer to sections of the Credit Agreement.

Section 2.      Amendments. Subject to the Satisfaction of the Conditions Precedent in Section 5 of this Fifth Amendment, the following Amendments to the Credit Agreement shall be effective:

2.1            Section 1.02. Section 1.02 is hereby amended by amending or adding the following defined terms in their entirety:

“Agreement” means this Amended, Restated and Consolidated Revolving Credit Agreement, including the Schedules and Exhibits hereto, as amended by that certain First Amendment dated as of April 18, 2019, that certain Second Amendment dated as of June 28, 2019, that certain Third Amendment dated as of November 13, 2019, that certain Fourth Amendment dated as of January 9, 2020, that certain Fifth Amendment dated as of January 22, 2020, and as the same may be further amended, modified, supplemented, restated, replaced or otherwise modified from time to time.

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“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U .S.C. 1841 (k)) of such party.

“Covered Entity” means any of the following:

(a)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 4 7.3(b ); or

(c)            a “covered FSI” as that term is defined in, and interpreted m accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term m Section 12.20(a).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute, together with the rules and regulations promulgated thereunder.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Related Parties” means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents, partners and advisors (including attorneys, accountants and experts) of such Person and such Person's Affiliates.

“Supported QFC” has the meaning assigned to such term in Section 12.20.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 12.20.

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2.2           Amendment to Section 9.17(a)(i). Section 9.17(a)(i) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(i)          Swap Agreements with an Approved Counterparty in respect of commodities entered into not for speculative purposes the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is entered into (A) ninety percent (90%) of the reasonably anticipated projected production (as such production is projected in the most recent Reserve Report delivered pursuant to the terms of this Agreement) from Proved Reserves from the Borrower's and its Restricted Subsidiaries' Oil and Gas Properties for each month during the period which such Swap Agreement is in effect for each of crude oil, natural gas and natural gas liquids, calculated separately, for the period of thirty six (36) months following the date such Swap Agreement is entered into and (B) seventy five percent (75%) of the reasonably anticipated projected production (as such production is projected in the most recent Reserve Report delivered pursuant to the terms of this Agreement) from Proved Reserves from the Borrower's and its Restricted Subsidiaries' Oil and Gas Properties for each month during the period which such Swap Agreement is in effect for each of crude oil, natural gas and natural gas liquids, calculated separately for the period of thirty seven (37) to sixty (60) months following the date such Swap Agreement is entered into; provided that (x) the Borrower may update the projections referenced in Section 9.17(a)(i)(A) and Section 9.17(a)(i)(B) above (as well as Section 9.17(a)(ii)(A) below) by providing the Administrative Agent an internal report prepared by or under the supervision of the chief engineer of the Borrower and its other Group Members and any additional informational reasonably requested by the Administrative Agent that is, in each case, reasonably satisfactory to the Administrative Agent (and shall include new reasonably anticipated Hydrocarbon production from new wells or other production improvements and any dispositions, well shut-ins and other reductions of, or decreases to, production) and (y) any Swap Agreements shall not, in any case, have a tenor of greater than five (5) years (provided that a Swap Agreement that may be or is extended by the exercise of an option to extend such a Swap Agreement for an additional term of up to sixty (60) months at the end of the initial term of such Swap Agreement is permitted); provided further that the foregoing limitations shall not apply to purchased put options or floors for Hydrocarbons that are not related to corresponding calls, collars or swaps and with respect to which any Group Member has no payment obligation other than premiums and charges the total amount of which are fixed and known at the time such transaction is entered into;”

2.3            Amendment to Section 12.04(b)(i)(A). Section 12.04(b)(i)(a) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(A)        the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund, or, if an Event of Default has occurred and is continuing, to any Assignee, and provided further, the Borrower shall be deemed to have consented to any such Assignee if it has not objected to such Assignee within ten (10) Business Days after receiving notice of such assignment; and”

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2.4            Amendment to Article XII. Article XII is hereby amended by adding the following new Section 12.20:

“Section 12.20 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)           In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”

Section 3.      Borrowing Base. From and after the Fifth Amendment Effective Date until the next Scheduled Redetermination, the Borrowing Base shall be $650,000,000. The Borrowing Base may be subject to further adjustment from time to time in accordance with the Credit Agreement.

Section 4.     Assignments and Reallocations. For an agreed consideration, the existing Lenders (the “Existing Lenders”) have agreed among themselves to assign portions of their Commitments, Maximum Credit Amounts, Applicable Percentages and Revolving Credit Exposures and to allow Credit Suisse AG, Cayman Islands Branch, Goldman Sachs Bank USA, and Morgan Stanley Bank, N.A. (collectively, the “New Lenders”) to acquire their interests in the Commitments, Maximum Credit Amounts, Applicable Percentages and Revolving Credit Exposures. Each of the Administrative Agent and the Borrower hereby consents to (a) such assignments of the Commitments, Maximum Credit Amounts, Applicable Percentages and Revolving Credit Exposures and (b) the New Lenders' acquisition of interests in the Commitments, Maximum Credit Amounts, Applicable Percentages and Revolving Credit Exposures. The assignments by the Existing Lenders necessary to effect the reallocation of the Commitments, Maximum Credit Amounts, Applicable Percentages and Revolving Credit Exposures and the assumptions by the New Lenders necessary for them to acquire such interests are hereby consummated pursuant to the terms and provisions of this Fifth Amendment and Section 12.04(b), and the Borrower, the Administrative Agent and each Lender, including the New Lenders, hereby consummates such assignment and assumption pursuant to the terms, provisions and representations of the Assignment and Assumption attached as Exhibit G to the Credit Agreement as if each of them had executed and delivered an Assignment and Assumption (with the Effective Date (as defined therein) being the Fifth Amendment Effective Date); provided that (i) the Administrative Agent hereby waives the $3,500 processing and recordation fee set forth in Section 12.04(6)(ii)(C) with respect to such assignments and assumptions, and (ii) if any New Lender is a Non-US Lender it shall have delivered to the Borrower (with a copy to the Administrative Agent) the documentation required pursuant to Section 5.03(g). On the Fifth Amendment Effective Date and after giving effect to such assignments and assumptions, the Applicable Percentage and Maximum Credit Amount of each Lender shall be as set forth in Annex I hereto. Each Lender, including the New Lenders, hereby consents and agrees to the Applicable Percentages and Maximum Credit Amounts as set forth in Annex I hereto.

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Section 5.       Effectiveness. This Fifth Amendment shall become effective on the first date on which each of the conditions set forth in this Section 5 is satisfied (the “Fifth Amendment Effective Date”):

5.1         The Administrative Agent shall have received duly executed counterparts (in such number as may be reasonably requested by the Administrative Agent) of this Fifth Amendment from the Borrower, each Guarantor, and Lenders constituting the Required Lenders.

5.2            At the time of and immediately after giving effect to this Fifth Amendment, (a) no Default or Event of Default shall have occurred and be continuing and (b) no event or events shall have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.3            There shall be no material pending or threatened litigation against the Borrower or any Guarantor, except as disclosed in writing to the Administrative Agent prior to the Fifth Amendment Effective Date.

5.4            The Borrower shall have paid all amounts due and payable on or prior to the Fifth Amendment Effective Date to the extent invoiced two (2) Business Days prior to the Fifth Amendment Effective Date, including all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

Section 6.      Governing Law. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7.      Miscellaneous. (a) On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Fifth Amendment; (b) the execution, delivery and effectiveness of this Fifth Amendment shall not operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this Fifth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart; and (d) delivery of an executed counterpart of a signature page to this Fifth Amendment by electronic mail shall be effective as delivery of a manually executed counterpart of this Fifth Amendment.

Section 8.      Ratification and Affirmation; Representations and Warranties. The Borrower and each Guarantor hereby (a) acknowledges the terms of this Fifth Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby; and ( c) represents and warrants to the Lenders that as of the Fifth Amendment Effective Date, after giving effect to the terms of this Fifth Amendment: (iJ all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing, and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 9.      Loan Document. This Fifth Amendment is a Loan Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

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Section 10.      No Oral Agreements. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, INCLUDING THIS FIFTH AMENDMENT, EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN AND AMONG THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN AND AMONG SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

BORROWER:	DIVERSIFIED GAS & OIL CORPORATION a Delaware corporation

	By:	/s/ Robert R. Huston, Jr.
	Name:	Robert R. Huston, Jr.
	Title:	Chief Executive Officer

GUARANTORS:	DIVERSIFIED PRODUCTION LLC
DIVERSIFIED ENERGY MARKETING LLC
DIVERSIFIED MIDSTREAM LLC

	By:	/s/ Robert R. Huston, Jr.
	Name:	Robert R. Huston, Jr.
	Title:	Chief Executive Officer

Signature Page

Diversified Gas & Oil Corporation - Fifth Amendment

KEYBANK NATIONAL ASSOCIATION, as Joint Lead Arranger, Joint Bookrunner and Administrative Agent and a Lender

By:	/s/ George E. McKean
Name:	George E. McKean
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – Fifth Amendment

TRUIST BANK, formerly known as Branch Banking and Trust Company, as Joint Lead Arranger, Joint Bookrunner, Co-Syndication Agent, and a Lender

By:	/s/ Greg Krablin
Name:	Greg Krablin
Title:	Senior Vice President

[-Restricted-]

Signature Page

Diversified Gas & Oil Corporation – Fifth Amendment

CITIZENS BANK, N.A., as Joint Lead Arranger, Joint Bookrunner, Co-Syndication Agent and a Lender

By:	/s/ Scott Donaldson
Name:	Scott Donaldson
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – Fifth Amendment

The following signature of Royal Bank of Canada is only for the purpose of the assignment in Section 4 of this Fifth Amendment.

ROYAL BANK OF CANADA, as Joint Lead Arranger, Joint Bookrunner, Co-Syndication Agent, and a Lender

By:	/s/ Emilee Scott
Name:	Emilee Scott
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Fifth Amendment

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Co-Document Agent, and a Lender

By:	/s/ Donovan C. Broussard
Donovan C. Broussard
Authorized Signatory

By:	/s/ Jacob W. Lewis
Jacob W. Lewis
Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Fifth Amendment

DNB BANK ASA, NEW YORK BRANCH, as a Co-Documentation Agent

By:	/s/ Birgitta Perezic
Name:	Birgitta Perezic
Title:	First Vice President

By:	/s/ Devan Patel
Name:	Devan Patel
Title:	Vice President

DNB CAPITAL LLC as a Lender

By:	/s/ Birgitta Perezic
Name:	Birgitta Perezic
Title:	First Vice President

By:	/s/ Devan Patel
Name:	Devan Patel
Title:	Vice President

Signature Page

Diversified Gas & Oil Corporation – Fifth Amendment

The following signature of The Huntington National Bank is only for the purpose of the assignment in Section 4 of this Fifth Amendment.

THE HUNTINGTON NATIONAL BANK, as Co-Documentation Agent and a Lender

By:	/s/ STEPHEN HOFFMAN
Name:	STEPHEN HOFFMAN
Title:	MANAGING DIRECTOR

Signature Page

Diversified Gas & Oil Corporation – Fifth Amendment

ING CAPITAL LLC, as a Co-Documentation Agent and a Lender

By:	/s/ Juli Bieser
Name:	Juli Bieser
Title:	Managing Director

By:	/s/ Lauren Gutterman
Name:	Lauren Gutterman
Title:	Vice President

Signature Page

Diversified Gas & Oil Corporation – Fifth Amendment

U.S. BANK NATIONAL ASSOCIATION, as a Co-Document Agent and a Lender

By:	/s/ Nicholas T. Hanford
Name:	Nicholas T. Hanford
Title:	Vice President

Signature Page

Diversified Gas & Oil Corporation – Fifth Amendment

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Joseph Cariello
Name:	Joseph Cariello
Title:	Director

By:	/s/ Nimisha Srivastav
Name:	Nimisha Srivastav
Title:	Director

Signature Page

Diversified Gas & Oil Corporation – Fifth Amendment

BBVA USA, as a Lender

By:	/s/ Julia Barnhill
Name:	Julia Barnhill
Title:	Vice President

Signature Page

Diversified Gas & Oil Corporation – Fifth Amendment

IBERIABANK, as a Lender

By:	/s/ Blakely Norris
Name:	Blakely Norris
Title:	Vice President

Signature Page

Diversified Gas & Oil Corporation – Fifth Amendment

CIT BANK, N.A., as a Lender

By:	/s/ Jodie Gildersleeve
Name:	Jodie Gildersleeve
Title:	Vice President

Signature Page

Diversified Gas & Oil Corporation – Fifth Amendment

FIRST HORIZON BANK, as a Lender

By:	/s/ David McCarver
Name:	David McCarver
Title:	Senior Vice President, Energy Lending

Signature Page

Diversified Gas & Oil Corporation – Fifth Amendment

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Andrew Griffin
Name:	Andrew Griffin
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Fifth Amendment

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Ryan Durkin
Name:	Ryan Durkin
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Fifth Amendment

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Julie Lilienfeld
Name:	Julie Lilienfeld
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Fifth Amendment

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

[**Omitted**]

Annex I